UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported): March 24, 2020

INCOME OPPORTUNITY REALTY INVESTORS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-14784	75-2615944
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1603 LBJ Freeway, Suite 800 Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 469-522-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.01	IOR	NYSE American

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

[  ]

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Section 2 – Financial Information

Item 2.02. Results of Operations and Financial Condition

On March 24, 2020, Income Opportunity Realty Investors, Inc. (“IOR” or the “Company”) announced its operational results for the year ended December 31, 2019. A copy of the announcement is attached as Exhibit “99.1.”

The information furnished pursuant to Item 2.02 in this Form 8-K, including Exhibit “99.1” attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. We undertake no duty or obligation to publicly update or revise the information furnished pursuant to Item 2.02 of this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d)       Exhibits.

The following exhibit is furnished with this Report:

                    Exhibit No. Description

99.1*       Press release dated March 24, 2020

_________________________

* Furnished herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: March 26, 2020

INCOME OPPORTUNITY REALTY INVESTORS, INC.

	By:	/s/ Gene S. Bertcher
Gene S. Bertcher
Executive Vice President and
Chief Financial Officer

Exhibit "99.1"

NEWS RELEASE FOR IMMEDIATE RELEASE	Contact: Income Opportunity Realty Investors, Inc. Investor Relations Gene Bertcher (800) 400-6407 investor.relations@incomeopp-realty.com

Income Opportunity Realty Investors, Inc. Reports Fourth Quarter and Full Year 2019 Results

DALLAS (March 24, 2020) Income Opportunity Realty Investor, Inc. (NYSE MKT: IOR), a Dallas-based real estate investment company, today reported results of operations for the. forth quarter ended December 31, 2019. For the three months ended December 31, 2019, we reported a net income applicable to common shares of $1.1 million or $0.25 per share, as compared to net income of $800,000 or $0.19 per diluted share for the same period ended 2018.

For the full year ended December 31, 2019 the Company reported net income of $4.1 million or ($0.99) per share, compared to net income of $8.2 million or ($1.97) per share for the same period ended December 31, 2018. Included in 2018 is a gain on the sale of land of $7.3 million.

Our primary business is investing in real estate and mortgage note receivables.

Expenses

General and administrative expenses were $494,000 for the year ended December 31, 2019. General and administrative expenses were also $494,000 for the year ended December 31. 2018. This included an increase in Legal expenses of $32,000 and a decrease in reimbursements to Pillar and of $24,000.

Net income fee to related party was $357,000 for the year ended December 31, 2019. This represents a decrease of $274,000, compared to the net income fee of $63l,000 for the year ended December 31, 2018. The net income fee paid is calculated at the rate of 7.5% of net income.

Advisory fees were $737,000 for the year ended December 31, 2019. This represents an increase of $52,000 compared to advisory fees of $685,000 for the year ended December 31, 2018. Advisory fees are computed based on a gross asset fee of 0.0625% per month (0.75% per annum) of the average of the gross asset value.

Other Income (expense)

Interest income was $6.6 million for the year coded December 31, 2019. This represents an increase of $1.7 million, compared to interest income of $4.9 million for the year ended December 31, 2018. This increase was primarily due to an increase in the receivable amount owed from our Advisor.

Income tax expense was $1.1 million for the year ended December 31, 2019 compared to income tax expense of $2.2 million for the year ended December 31, 2018. Net income before taxes was $5.1 million for the year ended December 31, 2019. This represents a decrease of $5.3 million compared to net income before taxes of $10.4 million for the year ended December 31, 2018.

Gain on land sales decreased by $7.3 million for the year ended December 3l, 2019, compared to the same period a year ago, as a result of the sale of real estate holdings during 2018 for approximately $22.5 million.

About lncome Opportunity Realty Investors, Inc.

Income Opportunity Realty Investors, lnc., a Dallas based real estate investment company, holds a portfolio of equity real estate in Texas, including undeveloped land. The Company invests in real estate through direct equity ownership and partnerships. For more information, visit the Company's website at www.incomeopp-realty.com.

INCOME OPPORTUNITY REALTY INVESTORS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2019	2018	2017
	(dollars in thousands, except per share amounts)

Revenues:
Rental and other property revenues	$—	$—	$—

Expenses:

Property operating expenses	—	—	—
General and administrative (including $260, $284, and $234 for the year ended 2019, 2018, and 2017 respectively, to related parties)	494	494	438
Net income fee to related party	357	631	250
Advisory fee to related party	737	685	660
Total operating expenses	1,588	1,810	1,348
Net operating loss	(1,588)	(1,810)	(1,348)

Other income / expenses:
Interest income from related parties	6,574	4,880	4,237
Other Income	237	—	250
Total other income	6,811	4,880	4,487
Income before gain on sale of real estate land	5,223	3,070	3,139
Gain on sale of real estate land	—	7,323	—
Income before taxes	5,223	10,393	3,139
Income tax expense - current	1,078	1,391	1,098
Income tax expense - deferred	—	792	533

Net income	$4,145	$8,210	$1,508

Earnings per share - basic and diluted
Net income	$0.99	$1.97	$0.36

Weighted average common shares used in computing earnings per share	4,173,675	4,168,214	4,168,214

INCOME OPPORTUNITY REALTY INVESTORS, INC.

CONSOLIDATED BALANCE SHEETS

(Audited)

	December 31,	December 31,
	2019	2018
	(dollars in thousands, except par value amount)
Assets
Real estate land holdings subject to sales contract, at cost	$—	$—
Total real estate	—	—

Notes and interest receivable from related parties	14,030	14,030
Total notes and interest receivable	14,030	14,030
Cash and cash equivalents	5	4
Receivable and accrued interest from related parties	86,221	82,089
Other assets	—	—
Total assets	$100,256	$96,123

Liabilities and Shareholders’ Equity
Liabilities:
Accounts payable and other liabilities	$14	$26
Total liabilities	14	26
Shareholders’ equity:
Common stock, $0.01 par value, authorized 10,000,000 shares; issued 4,173,675 and outstanding 4,168,214 shares in 2019 and 2018	42	42
Treasury stock at cost, 5,461 shares in 2019 and 2018	(39)	(39)
Paid-in capital	61,955	61,955
Retained earnings	38,284	34,139
Total shareholders’ equity	100,242	96,097
Total liabilities and shareholders’ equity	$100,256	$96,123